Workstream Announces Line of Credit to Finance Growth

May 17, 2011 - Maitland, FL -- Workstream, Inc. (OCTBB:WSTMD), a leading provider of Human Capital Management software solutions, announced that it has entered into a $3.0 million line of credit with Bridge Bank, NA, with availability through May 2013.  The interest rate is equal to the bank’s prime rate plus 2%.

Commenting on the credit facility, John Long, CEO, said:  “Workstream continues to add clients and expand its service offerings.   This line increases available capital to drive growth.   The relationship with Bridge Bank also provides a valuable partner for our business strategy.”

Workstream supplies Software as a Service (SaaS) solutions for Compensation Planning, Performance Management, Recruitment and other critical human capital areas.   The company’s TalentCenter platform is used by employers in a wide range of industries to drive high performance throughout their organizations.  In addition, Workstream’s Incentives Advisors division is the most advanced supplier of automated solutions for employers to obtain and administer hiring-related tax credits and incentives, as well as cash training grants, R&D credits, investment credits, and cost segregation studies.

Bridge Bank, N.A. is a full-service business bank and subsidiary of Bridge Capital Holdings (NASDAQ:BBNK), headquartered in the Silicon Valley region of California.

About Workstream

Workstream is a leading provider of Human Capital Management software solutions, including: recruitment, compensation planning and performance management.  Workstream's TalentCenter platform enables employers to align their talent and compensation strategies to drive high performance throughout their organizations to meet their business objectives.  To learn more, visit www.workstreaminc.com. Workstream’s Incentives Advisors division is the industry leader in helping companies identify, capture and manage all government incentive programs available to them. To learn how Incentives Advisors can help companies hire more profitably, visit http://www.incentivesadvisors.com.

About Bridge Bank

About Bridge Bank, National Association

Bridge Bank, N.A. is Silicon Valley's full-service professional business bank. The Bank is dedicated to meeting the financial needs of small, middle-market, and emerging technology businesses. Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. Visit Bridge Bank on the web at www.bridgebank.com.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to identify or complete the acquisition of quality target businesses; inability to integrate acquired businesses; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission, including but not limited to those set forth under "Risk Factors" in Workstream's annual report on Form 10-K. The forward-looking statements herein reflect the company's expectations as at the date of this press release and are subject to change after this date.

Workstream Inc.
485 N. Keller Road, Suite 500
Maitland, FL 32751
Tel: 866-953-8800

For more information:
Cheryl.Dallner@WorkstreamInc.com

http://www.workstreaminc.com